Exhibit 99.1

NEWS RELEASE

Contact:	Robert Raynor	(714) 773-7620
Director, Investor Relations

Beckman Coulter Announces Stock Repurchase Plan Approved

FULLERTON, California, December 11, 2006 – Beckman Coulter, Inc. (NYSE:BEC), today announced the company’s Board of Directors authorized the repurchase of up to 2.5 million shares of the company’s outstanding common stock through the end of 2008.

Beckman Coulter, Inc. is a leading manufacturer of biomedical testing instrument systems, tests and supplies that simplify and automate laboratory processes. Spanning the biomedical testing continuum – from pioneering medical research and clinical trials to laboratory diagnostics and point-of-care testing – Beckman Coulter’s 200,000 installed systems provide essential biomedical information to enhance health care around the world. The company, based in Fullerton, California, reported 2005 annual sales of $2.44 billion with 71.5 percent of this amount generated by recurring revenue from supplies, test kits, services and operating-type lease payments. For more information, visit www.beckmancoulter.com.

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